UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2013

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01    Other Events.

On August 29, 2013, Sanquin Plasma Products and C.A.F. — D.C.F., the manufacturers of Cinryze, received a Warning Letter from the U.S. Food and Drug Administration (FDA) regarding compliance with current Good Manufacturing Practices (cGMP) at facilities located in Amsterdam and Brussels. The Warning Letter follows FDA inspections of these facilities which concluded on June 4, 2013. At the conclusion of these inspections, the FDA issued Form 483 Inspectional Observations, to which responses were provided in June 2013.

Based on our review with Sanquin of the issues in the Warning Letter, we believe that the supply of Cinryze to patients will not be interrupted. We also believe that the Warning Letter does not restrict production or shipment of Cinryze.  Sanquin continues to manufacture products, including Cinryze, in these facilities.

The Warning Letter relates to certain observations that the FDA believes were inadequately addressed by the responses to the Form 483. The Warning Letter involves various cGMP deficiencies, including but not limited to inadequate investigations, production and process controls, laboratory controls, and cleaning procedures.

We believe that, since our initial response to the FDA, we have addressed certain of the Form 483 observations and activities are underway to address the remaining Form 483 observations and issues raised in the Warning Letter. We will work diligently and expeditiously with both Sanquin / C.A.F. — D.C.F. and FDA to provide comprehensive responses to the concerns discussed in the Warning Letter.

The full text of the Warning Letter will be posted on the investor relations section of the ViroPharma Incorporated website at http://ir.viropharma.com/.

Forward looking statements:

This report on Form 8-K includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks related to whether the FDA or other international regulatory authorities will agree that steps taken or to be taken by Sanquin to correct matters described in the Warning Letter are adequate, whether Sanquin can resolve any continuing concerns that may be expressed by the FDA or other international regulatory authorities in a timely manner, whether the FDA or other international regulatory authorities decide to take further corrective or disciplinary actions against Sanquin and our beliefs that the supply of Cinryze to patients will not be interrupted and that the Warning Letter does not restrict production or shipment of Cinryze. If Sanquin and C.A.F. —D.C.F. do not comply with the applicable cGMPs and other FDA, EMA or other applicable regulatory requirements, we may be subject to product liability claims, the availability of marketed products for sale could be reduced, our product commercialization could be delayed or subject to restrictions, we may be unable to meet demand for our products and may lose potential revenue and we could suffer delays in the progress of clinical trials for products under development.  In addition, if we and Sanquin are unable to correct outstanding issues to the FDA’s satisfaction, the FDA could take subsequent regulatory action including withholding approval of requests for import certificates for Cinryze to the United States until these issues are resolved. The FDA may also withhold approval of pending supplemental applications to the BLA related to Cinryze. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These and other risks are described in detail in ViroPharma’s Annual Report on Form 10-K for the quarter and year ended December 31, 2012, and Quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ViroPharma, and ViroPharma assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: September 3, 2013	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary